UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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[ ]  Preliminary Information Statement
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     Rule 14c-5(d)(2))
[X]  Definitive Information Statement


                               JOHN HANCOCK TRUST
                (Name of Registrant as Specified In Its Charter)

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     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

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         pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the
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     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number,
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

                               JOHN HANCOCK TRUST
                               601 Congress Street
                        Boston, Massachusetts 02210-2805


                                                     August 1, 2007

Dear Variable Annuity and Variable Life Contract Owners:

     Enclosed is the Information Statement of John Hancock Trust (the "Trust") regarding a new subadvisory agreement with UST Advisers, Inc. ("USTA"), for the Value & Restructuring Trust, one of the separate series or portfolios (each, a "Portfolio") of the Trust. The new agreement became effective on July 1, 2007.

     Although you are not a shareholder of the Trust, your purchase payments and the earnings on such payments under your variable annuity or variable life insurance contracts issued by John Hancock Life Insurance Company (U.S.A.) ("JHLICO (U.S.A.)"), John Hancock Life Insurance Company of New York ("JHLICO New York"), John Hancock Life Insurance Company ("JHLICO") or John Hancock Variable Life Insurance Company ("JHVLICO") are invested in subaccounts of separate accounts established by these insurance companies, and each subaccount invests in shares of one of the Trust's Portfolios.

     The Board of Trustees of the Trust approved the new subadvisory agreement with USTA for the Value & Restructuring Trust in anticipation of the proposed sale of USTA's parent company, U.S. Trust Corporation, to Bank of America Corporation. That transaction - and the change in control of USTA - took place on July 1, 2007 and resulted in the automatic termination of the old subadvisory agreement with USTA for the Portfolio. USTA continues to serve as the subadviser to the Value & Restructuring Trust under the new subadvisory agreement and, other than the change in ownership, its operations are expected to remain unchanged. The new subadvisory agreement with USTA has not resulted in any change in the portfolio managers for, the level or quality of subadvisory services provided to or the advisory or subadvisory fee rates for, the Portfolio.

     PLEASE NOTE THAT THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL OF, AND IS NOT REQUESTING THAT YOU GIVE VOTING INSTRUCTIONS WITH RESPECT TO, THE NEW SUBADVISORY AGREEMENT. The enclosed Information Statement, however, provides information about the new agreement and USTA.

     If you have any questions regarding the Information Statement, please call one of the following numbers:

       --For JHLICO (U.S.A.) variable annuity contracts:    (800) 344-1029
       --For JHLICO (U.S.A.) variable life contracts:       (800) 827-4546
       --For JHLICO New York variable annuity contracts:    (800) 551-2078
       --For JHLICO New York variable life contracts:       (888) 267-7784
       --For JHLICO and JHVLICO contracts:                  (800) 576-2227

                                                     Sincerely,

                                                     /s/ JOHN D. DANELLO
                                                     John D. Danello
                                                     Secretary
                                                     John Hancock Trust

                               JOHN HANCOCK TRUST
                               601 Congress Street
                        Boston, Massachusetts 02210-2805
                                 _______________


                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                       FOR THE VALUE & RESTRUCTURING TRUST

                                 _______________

                                  INTRODUCTION

     This Information Statement provides notice of and information regarding a new subadvisory agreement for the Value & Restructuring Trust, one of the separate series or portfolios (each, a "Portfolio") of John Hancock Trust (the "Trust"). It is first being mailed to shareholders of this Portfolio on or about August 1, 2007.

     The Trust. The Trust is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Trust, which are sold without a sales charge, are divided into 109 separate series corresponding to the 109 Portfolios which the Trust currently offers. Shares of the Portfolios are sold principally to separate accounts of insurance companies as the underlying investment media for variable annuity and variable life insurance contracts issued by such companies.

     The  Adviser.  John  Hancock  Investment  Management  Services,   LLC  (the
"Adviser") serves as investment adviser for the Trust and for each Portfolio that has an adviser. Pursuant to an investment advisory agreement with the Trust, the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers that manage the investment and reinvestment of the assets of the Portfolios pursuant to subadvisory agreements with the Adviser. The Adviser and the subadviser named in this Information Statement are registered as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

     The Distributor. John Hancock Distributors, LLC ("JH Distributors") serves as the Trust's distributor.

     The offices of the Adviser and JH Distributors are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

     Pursuant to an order received by the Trust from the Securities and Exchange Commission ("SEC"), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Portfolio subadvisers that are not affiliates of the Adviser. Because the new subadvisory agreement described in this Information Statement does not involve a subadviser which is affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL OF THE NEW SUBADVISORY AGREEMENT, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.


     Annual and Semi-Annual Reports. The Trust will furnish, without charge, a copy of the Trust's most recent annual report and semi-annual report to any shareholder or variable contract owner upon request. To obtain a report, please call the Trust at 1-800-344-1029 or write to the Trust at 601 Congress Street, Boston, MA 02110: Attn.: Gordon Shone, Treasurer.

                           NEW SUBADVISORY AGREEMENT
                      FOR THE VALUE & RESTRUCTURING TRUST

     At its meeting held on March 23, 2007, the Board of Trustees of the Trust (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser (the "Independent Trustees"), approved a new subadvisory agreement with UST Advisers, Inc. ("USTA") as the subadviser for the Value & Restructuring Trust (sometimes referred to hereinafter as the "Portfolio").

     The new subadvisory agreement with USTA became effective, and the old subadvisory agreement with USTA for the Portfolio terminated, on July 1, 2007. The old subadvisory agreement, dated October 17, 2005 (and as assumed by USTA from certain of its affiliates effective December 16, 2005), was most recently approved by the Board (including a majority of the Independent Trustees) on June 8, 2007, in connection with its annual renewal and by the sole, initial shareholder of the Value & Restructuring Trust on October 24, 2005, in connection with the organization of the Portfolio.

                                 The Transaction

     Effective July 1, 2007, The Charles Schwab Corporation ("Schwab") sold its wholly-owned subsidiary, U.S. Trust Corporation ("UST"), and UST's subsidiaries, including USTA, to Bank of America Corporation ("BAC") (the "Transaction"). As a result of the Transaction and the change in control of USTA, and pursuant to the terms of the old subadvisory agreement with USTA and provisions of the 1940 Act, the old subadvisory agreement with USTA for the Value & Restructuring Trust automatically terminated. In anticipation of the Transaction, and taking into account the Adviser's recommendation that a new subadvisory agreement with USTA would be in the best interest of the Portfolio's shareholders (including variable contract owners) by promoting continuity of the Portfolio's investment strategies and management, the Board approved the new subadvisory agreement with USTA. The new subadvisory agreement with USTA has not resulted in any change in the portfolio managers for, the level or quality of subadvisory services provided to, or the advisory or subadvisory fee rates for, the Portfolio.

     In carrying out the Transaction, Schwab and BAC intend to rely on Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser (including a subadviser) or any affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser to an investment company as long as two conditions are met. First, no "unfair burden" may be imposed on the investment company as a result of the transaction giving rise to the change in control or any express or implied terms, conditions or understandings applicable thereto. An "unfair burden" would include any arrangement during the two-year period following the change in control whereby the adviser (or predecessor or successor adviser), or any "interested person" of the adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). The second condition of Section 15(f) is that, during the three-year period following the change in control, at least 75% of the investment company's board of trustees must not be "interested persons" of the investment adviser or the predecessor investment adviser. The Trust currently satisfies the second condition. With respect to the first condition, BAC has agreed with Schwab to use reasonable best efforts, to the extent within its control or that of its affiliates, to comply with that condition.

     The offices of USTA are located at 225 High Ridge Road, Stamford, CT 06905. USTA is a wholly-owned subsidiary of United States Trust Company, National Association ("USTNA"), which in turn is a wholly-owned subsidiary of UST. The offices of USTNA and UST are located at 114 W. 47th Street, New York, NY 10036. As a result of the Transaction, the ultimate parent entity of each such company is BAC, a financial services holding company headquartered at 100 N. Tryon Street, Charlotte, NC 28255.

                            New Subadvisory Agreement

     Under the new subadvisory agreement with USTA for the Portfolio, as under the old subadvisory agreement, the subadviser manages the day-to-day investment and reinvestment of the assets of the Portfolio, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Portfolio consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

     The terms of the old subadvisory agreement and the new subadvisory agreement are substantially similar and are the same with respect to subadviser compensation. The new agreement does differ from the old agreement, however, in that the new agreement permits the subadviser, in its discretion, to provide its services as described above through its own personnel or the personnel of one or more affiliated companies that are qualified to act as investment adviser to the Portfolio under applicable law provided that (i) all persons, when providing such services, are functioning as part of an organized group of persons; (ii) the use of an affiliate's personnel does not result in a change of actual control or management of the subadviser under the 1940 Act; and (iii) the subadviser notifies the Board of Trustees of any situation in which the subadviser utilizes personnel from an affiliated entity to provide services to the Portfolio. Similarly, the new subadvisory agreement provides that the subadviser may delegate its duty to vote proxies received in connection with securities held by the Portfolio to the personnel of one or more of the subadviser's affiliates.

     The terms of the agreements, including certain differences, are described below under "Description of Old and New Subadvisory Agreements."

     Subadviser Compensation. Under the agreements, the subadviser is paid a fee by the Adviser out of the advisory fee it receives from the Portfolio. THE SUBADVISORY FEE THUS IS NOT AN ADDITIONAL CHARGE TO THE PORTFOLIO.


     The subadvisory fee is determined by applying the daily equivalent of an annual fee rate to the net assets of the Portfolio. The annual fee rate is calculated each day by applying the annual percentage rates (including breakpoints) in the table below to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. "Aggregate Net Assets" include the net assets of the Portfolio and of a corresponding fund of John Hancock Funds II ("JHF II"), the Value & Restructuring Fund, that is managed by the same subadviser (but only for the period during which the subadviser to the Portfolio also serves as the subadviser to the JHF II fund). JHF II is also a mutual fund which is registered under the 1940 Act and for which the Adviser is the investment adviser.

     The following table sets forth the schedule of the annual percentage rates of the subadvisory fee for the Portfolio under the old and new subadvisory agreements. As indicated, the rates are the same under both agreements.

            Subadvisory Fees - Old and New Subadvisory Agreements (1)
                   (Rates Applied to Aggregate Net Assets) (2)

             First                    Next               Excess Over
          $500 million            $500 million           $1 billion

             0.375%                  0.350%                0.325%
     __________________
     (1) These rates became effective under the old subadvisory agreement on June 30, 2006. Prior thereto, the rates under that agreement were 0.400% of the first $500 million and 0.350% of the excess over $500 million.
     (2) Aggregate Net Assets include the net assets of the Value & Restructuring Trust and of the JHF II Value & Restructuring Fund. Their respective net assets at December 31, 2006 were approximately $337,331,967 and $340,963,172.

     For the fiscal  year ended  December  31,  2006,  the  Adviser  paid USTA a
subadvisory  fee  of  approximately   $965,211  with  respect  to  the  Value  &
Restructuring Trust.

                Board Evaluation of the New Subadvisory Agreement

     The Board, including the Independent Trustees, is responsible for selecting the Trust's investment adviser, approving the Adviser's selection of Portfolio subadvisers and approving the Trust's advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust's advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:

     1. the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadviser to the Portfolio;
     2. the investment performance of the Portfolio and its subadviser;
     3. the extent to which economies of scale would be realized as the Portfolio grows and whether fee levels reflect these economies of scale for the benefit of Trust shareholders;
     4. the costs of the services to be provided and the profits to be realized by the Adviser (including any subadvisers affiliated with the Adviser) and its affiliates from the Adviser's relationship with the Trust; and
     5. comparative services rendered and comparative advisory and subadvisory fee rates.

     The Board believes that information relating to all these factors is relevant to its evaluation of the Trust's advisory agreements. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of the Trust's
"manager-of-managers" advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with the Trust, generally, are not a material factor in the Board's consideration of these subadvisory agreements, because such fees are paid to subadvisers by the Adviser and not by the Portfolios and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arms-length.

     In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

     In making its determination with respect to the factors that its considers, the Board reviews:

     1. information relating to the subadviser's business, which may include information such as: business performance, representative clients, assets under management, financial stability, personnel and past subadvisory services to the Trust;
     2. the performance of the Portfolio;
     3. the subadvisory fee for the Portfolio including any breakpoints; and
     4. information relating to the nature and scope of Material Relationships and their significance to the Trust's adviser and unaffiliated subadvisers.

     At the March 23, 2007 Board meeting, the Board also considered information presented by the Adviser, BAC and USTA regarding the Transaction. Particular considerations of the Board in approving the new subadvisory agreement with USTA for the Value & Restructuring Trust at that meeting included the following:

     1. The change in ownership of USTA resulting from the Transaction is not expected to have any adverse impact on USTA's operations or financial resources;

     2. USTA is  expected  to manage  the  Portfolio  with the same  investment objective, policies and portfolio managers under the new subadvisory agreement as under the old subadvisory agreement, thus affording shareholders continuity in investment strategies, and USTA may generally be expected to provide at least the same level and quality of management services under the new subadvisory agreement as under the old subadvisory agreement;

     3. The  Portfolio,   which  commenced   operations  in  October  2005,  has
        outperformed its peer group for the one-year period ended December 31, 2006; and

     4. The subadvisory fee under the new subadvisory agreement with USTA: (i) is the product of arms-length negotiation between the Adviser and USTA;
        (ii) is within industry norms; (iii) is the same as the fee under the old subadvisory agreement, which was reduced effective June 30, 2006;
        (iv) is paid by the Adviser and not by the Portfolio; (v) will not result in any advisory fee increase with respect to the Portfolio; and
        (vi) contains breakpoints which are reflected in the advisory fee for the Portfolio thus permitting shareholders to benefit from economies of scale.

                        Additional Information about USTA

     Management of USTA. The names, addresses and principal occupations of the directors and principal executive officers of USTA are set forth below.

Name                         Address                         Principal Occupation
--------------------         ------------------------        ----------------------------------
Robert F. Aufenanger         225 High Ridge Road             President and Director, USTA
                             Stamford, CT  06905

Evelyn Dilsaver              101 Montgomery Street           President, Mutual Fund Division, USTA
                             San Francisco, CA  94104

Nicola Knight                114 W. 47th Street              Chief Legal Officer, USTA
                             New York, New York 10036

Mary Martinez                114 W. 47th Street              Director, USTA; Vice President, UST; Managing
                             New York, New York 10036        Director, USTNA

Jeffrey Osmun                225 High Ridge Road             Director, USTA
                             Stamford, CT  06905

Ralph A. Pastore             225 High Ridge Road             Treasurer And Chief Financial Officer, USTA
                             Stamford, CT  06905

George Pereira               101 Montgomery Street           CFO, Mutual Fund Division, USTA
                             San Francisco, CA  94104

     Other Investment Companies Advised or Subadvised by USTA. USTA currently acts as adviser or subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Value & Restructuring Trust. The table below also states the approximate size of each such fund as of December 31, 2006, the current advisory or subadvisory fee rate for each fund as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

                                                                                                         Applicable Fee Waiver
                                   Net Assets                       Advisory or                               or Expense
Fund                             as of 12/31/06                 Subadvisory Fee Rate                         Reimbursement
----                             --------------                 --------------------                         -------------
Excelsior Venture                $75.5 million        1.00% of the fund's average quarterly net    None
Partners III, LLC (1)                                 assets.

                                                      An incentive carried interest of 20% of
                                                      the fund's realized capital gains on
                                                      direct investments.

Excelsior Venture                $47.9 million        0.1% annually of fund net assets that are    None
Investors III, LLC                                    not represented by the fund's investment
                                                      in Excelsior Venture Partners III, LLC.

                                                      An incentive carried interest of the
                                                      fund's 20% of realized capital gains on
                                                      direct investments.

Excelsior Private                $49.2 million        1.50% of the fund's net assets that are      Operating expenses over 0.25% of
Equity Fund II, Inc. (1)                              invested or committed to be invested in      the fund's net assets (excluding
                                                      private equity or venture capital            the management/advisory fee), are
                                                      investments and 0.50% of the fund's net      waived or reimbursed by the
                                                      assets that are invested in short-term       adviser.
                                                      investments.

                                                      An incentive carried interest of 20% of
                                                      realized capital gains on direct
                                                      investments.

Excelsior Funds, Inc. - Value    $7.797 billion       0.60% of the average daily net assets of     Total Annual Fund Operating
and Restructuring Fund                                the fund                                     Expenses are capped at 0.89% for
                                                                                                   Institutional Shares, 1.14% for
                                                                                                   Shares, and 1.64% for Retirement
                                                                                                   Shares.

Excelsior Funds, Inc. -          $640.7 million       0.75% of the average daily net assets of     Total Annual Fund Operating
Small Cap Fund                                        the fund                                     Expenses are capped at 1.25% for
                                                                                                   Shares and 1.75% for Retirement
                                                                                                   Shares.

Excelsior Funds, Inc. -          $1.134 billion       1.25% of the average daily net assets of     Total Annual Fund Operating
Emerging Markets Fund                                 the fund                                     Expenses are capped at 1.60% for
                                                                                                   Institutional Shares and 1.85%
                                                                                                   for Shares.

JHF II Value & Restructuring     $340.9 million       0.375% of the first $500 million; 0.350%     None
Fund                                                  of the next $500 million and 0.325% of the
                                                      excess over $1 billion (2)

_________________
(1) A "business development company" as defined in Section 2(a)(48) of the 1940 Act.
(2) The subadvisory fee is determined on the basis of Aggregate Net Assets in the same manner as for the Value & Restructuring Trust.

                Description of Old and New Subadvisory Agreements

     The terms of the old and new subadvisory agreements are substantially similar and are described below. For convenience, and except when noting differences between the agreements, the agreements are generally, collectively referred to as the "subadvisory agreement."

     Duties of the Subadviser. The subadviser manages the investment and reinvestment of the assets of the Portfolio, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Portfolio consistent with its investment objective and policies as described in the then current registration statement of the Trust. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Portfolio.

     The new subadvisory agreement with USTA permits the subadviser, in its discretion, to provide the services described above through its own personnel or the personnel of one or more affiliated companies that are qualified to act as investment adviser to the Portfolio under applicable law provided that (i) all persons, when providing such services, are functioning as part of an organized group of persons; (ii) the use of an affiliate's personnel does not result in a change of actual control or management of the subadviser under the 1940 Act; and
(iii) the subadviser notifies the Board of Trustees of the Trust of any situation in which the subadviser utilizes personnel from an affiliated entity to provide services to the Portfolio.

     Brokerage Transactions. The subadviser selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers, and negotiates brokerage commissions if applicable. The subadviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadviser's overall responsibilities with respect to accounts managed by the subadviser.

     The old subadvisory agreement with USTA permitted the subadviser to use for the benefit of its other clients, or make available to companies affiliated with it or to its directors for the benefit of its clients, any such brokerage and research services that the subadviser obtained from brokers or dealers. Under the new subadvisory agreement with USTA, in the event that the subadviser delegates to one of its affiliates the discretion to select brokers and determine the commissions, pricing and timing of transactions effected for the Portfolio, the subadviser may share with such affiliate for the benefit of the affiliate's other clients any such brokerage and research services that the subadviser obtains from broker-dealers.

     Term. The subadvisory agreement initially continues in effect for a period of no more than two years from the later of the date of its execution or its approval by the Board and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees, or (b) by the vote of a majority of the outstanding voting securities of the Trust (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

     Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to a Portfolio if a majority of the outstanding voting securities of the Portfolio votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of: (a) any other Portfolio affected by the agreement, or (b) all of the Portfolios of the Trust.

     If the outstanding voting securities of a Portfolio fail to approve any continuance of a subadvisory agreement for the Portfolio, the subadviser will continue to act as subadviser with respect to the Portfolio pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

     Termination. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to the Trust. The following parties or others may terminate the agreement:

     o  the Board of Trustees of the Trust;
     o the holders of a majority of the outstanding voting securities of the Portfolio;
     o  the Adviser; and
     o  the subadviser.

The  subadvisory  agreement  automatically   terminates  in  the  event  of  its
assignment.

     Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the outstanding voting securities of the Trust (except as noted below) and by the vote of a majority of the Independent Trustees of the Trust. The required shareholder approval of any amendment shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the Portfolio votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities, of (a) any other Portfolio affected by the amendment, or (b) all of the Portfolios of the Trust.

     Pursuant to an order received by the Trust from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers, which are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Portfolio), and to change the terms of subadvisory agreements, including subadvisory fees, with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

     Liability of Subadviser. Neither the subadviser nor any of its directors, officers or employees will be liable to the Adviser or the Trust for any error of judgment or mistake of law or for any loss suffered by the Adviser or Trust resulting from its acts or omissions as subadviser to the Portfolio, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

     Consultation with Subadvisers to the Portfolios. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Portfolio in securities or other assets: (a) other subadvisers to the Portfolio,
(b) subadvisers to other Portfolios, and (c) subadvisers to portfolios under common control with the Portfolio.

     Proxy Voting. The subadviser agrees to vote all proxies received in connection with securities held by the Portfolio in accordance with the Trust's proxy voting policies and guidelines, which policies and guidelines incorporate the subadviser's own internal proxy voting policies and guidelines.

     Under the new subadvisory agreement, the subadviser may delegate its duty to vote proxies received in connection with securities held by the Portfolio to the personnel of one or more of the subadviser's affiliates

     Confidentiality of Portfolio Holdings. The subadviser is required to treat Trust portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.

     Compliance Policies. The new subadvisory agreement specifically provides that USTA will provide the Adviser with USTA's written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Advisers Act and that, throughout the term of the agreement, USTA will provide the Adviser with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Adviser may reasonably request to enable the Trust to comply with Rule 38a-1 under the 1940 Act.